UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 25, 2021 (February 25, 2021)
Date of Report (Date of earliest event reported)
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FIRST INDUSTRIAL REALTY TRUST, INC.
FIRST INDUSTRIAL, L.P.
(Exact name of registrant as specified in its charter)
 _____________________________________________________________________________________________________

First Industrial Realty Trust, Inc.	Maryland	1-13102	36-3935116
First Industrial, L.P.	Delaware	333-21873	36-3924586
	(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 North Wacker Drive, Suite 4200
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of a Director
On February 25, 2021, upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors (the "Board") elected Marcus Smith to serve as a director of First Industrial Realty Trust, Inc. (the "Company") until the Company's 2021 annual meeting of stockholders and appointed Mr. Smith to serve on the Investment Committee and the Nominating/Corporate Governance Committee of the Board. Effective upon his appointment, Mr. Smith became eligible to receive the standard compensation provided by the Company to its other non-employee directors, as most recently disclosed in the Company's proxy statement for its 2020 annual meeting of stockholders.
2021 Employee Bonus Plan
On February 25, 2021, the Board ratified criteria proposed by its Compensation Committee to be used in establishing an incentive bonus pool from which awards may be granted to the Company’s employees, including its chief executive officer and certain other senior executive officers, under the Company’s incentive compensation plan (the “2021 Employee Bonus Plan”). Awards under the 2021 Employee Bonus Plan will be based on certain identified thresholds of four performance categories. The categories are (i) funds from operations (“FFO”) per share (using the NAREIT definition), as FFO may be adjusted by the Compensation Committee in its discretion to exclude the effects of changes in accounting policy and certain extraordinary items, (ii) same store net operating income (“SS NOI”) growth, (iii) fixed charge coverage ratio and (iv) discretionary objectives (based on financial and non-financial goals determined by the Company’s chief executive officer). The Compensation Committee has assigned weighting factors to each of the performance categories, such that performance in certain categories will have a more pronounced impact on the bonus pool under the 2021 Employee Bonus Plan than will performance in other categories. The Compensation Committee has assigned a 50% weighting factor to the FFO per share category, a 25% weighting factor to the SS NOI growth category, a 10% weighting factor to the fixed charge coverage ratio category and a 15% weighting factor to the discretionary objectives category.
The Compensation Committee has also established performance targets and thresholds relating to each performance category. Achievement of specified thresholds with respect to each performance category will result in an increase in the incentive pool from which awards may be granted under the 2021 Employee Bonus Plan. Achievement by the Company of specifically identified levels of performance with respect to each performance category will result in funding of the incentive pool for the 2021 Employee Bonus Plan of 0%, 25%, 50%, 75%, 100% or 125%, respectively, of the bonus opportunity associated with that performance category. Should performance fall between two identified payout levels, the resulting compensation that may be earned for such performance will be prorated based on linear interpolation.
Item 7.01: Regulation FD Disclosure.
On February 25, 2021, the Company issued a press release with respect to the election of Mr. Smith as a director of the Company. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.
The information furnished in this report under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	First Industrial Realty Trust, Inc. Press Release dated February 25, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

FIRST INDUSTRIAL, L.P.

By:	FIRST INDUSTRIAL REALTY TRUST, INC.
as general partner

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

Date: February 25, 2021